BARON SMALL CAP FUND
STATEMENT OF NET ASSETS
DECEMBER 31, 1997 (UNAUDITED)

                                                                      MARKET
 SHARES                                                                VALUE
------------                                                      --------------
COMMON STOCKS (96.12%)

AMUSEMENT AND RECREATION SERVICES (15.93%)

  522,500        AMF Bowling, Inc.*                                   13,062,500
1,250,000        Cineplex Odeon Corp.*                                 1,562,500
  250,000        Intrawest Corp.                                       4,343,750
  232,000        Premier Parks, Inc.*                                  9,396,000
  325,000        Regal Cinemas, Inc.*                                  9,059,375
  250,000        Suburban Lodges of America, Inc.*                     3,328,125
  125,000        Sun Intl. Hotels, Ltd.*                               4,703,125
                                                                     -----------
                                                                      45,455,375
BUSINESS SERVICES (11.78%)

  230,000       Choicepoint, Inc.*                                    10,982,500
  200,000       Culligan Water Tech., Inc.*                           10,050,000
  760,000       Strategic Distribution, Inc.*                          3,420,000
  190,000       United Stationers, Inc.*                               9,143,750
                                                                     -----------
                                                                      33,596,250
COMMUNICATIONS (11.92%)

  275,000       Centennial Cellular Corp.*                             5,637,500
   75,000       Commnet Cellular, Inc.*                                2,667,187
  335,000       Commonwealth Telephone Enterprises*                    8,668,125
  400,000       Mobile Telecommunication Technologies Corp*            8,800,000
  400,000       Paging Network, Inc.*                                  4,300,000
  300,000       Rural Cellular Corp.*                                  3,918,750
                                                                     -----------
                                                                      33,991,562
CONSUMER PRODUCTS (6.82%)

  125,000       Equity Marketing, Inc.*                                3,125,000
  165,000       Harman International Industries, Inc.                  7,053,750
  325,000       Unova, Inc.*                                           5,342,188
  250,000       U.S.A. Floral Product, Inc.*                           3,937,500
                                                                     -----------
                                                                      19,458,438
EDUCATION (0.16%)

   25,000       Bright Horizons, Inc.*                                   468,750

HEALTH SERVICES (11.08%)

  275,000       Apple Orthodontix, Inc.*                               3,265,625
  350,000       Assisted Living Concepts, Inc.*                        6,912,500
  811,500       Counsel Corp.*                                        10,549,500
  100,000       Emeritus Corp.*                                        1,275,000
  400,000       Medical Resources, Inc.*                               3,750,000
  300,000       Paragon Health Network, Inc.*                          5,868,750
                                                                     -----------
                                                                      31,621,375
HOTELS AND LODGING (2.06%)

  175,000       Bristol Hotel Co.*                                     5,085,937
   50,000       Choice Hotels Intl. Inc.*                                800,000
                                                                     -----------
                                                                       5,885,937


                                                                      MARKET
 SHARES                                                                VALUE
------------                                                      --------------

MACHINERY AND ELECTRONICS (1.29%)

  150,000       Coinmach Laundry Corp.*                                3,675,000

MANUFACTURING (0.98%)

   50,000       Amphenol Corp.*                                        2,784,375

MEDIA AND ENTERTAINMENT (11.30%)

  250,000       Metro Networks, Inc.*                                  8,187,500
   75,000       SFX Broadcasting, Inc.*                                6,018,750
  235,000       Universal Outdoor Hldgs, Inc.*                        12,220,000
  150,000       Young Broadcasting, Inc.*                              5,812,500
                                                                     -----------
                                                                      32,238,750

REAL ESTATE AND REITS (10.72%)

  210,000       CCA Prison Realty Trust                                9,371,250
  155,500       Crescent Operating, Inc.*                              3,809,750
  300,000       Iron Mountain, Inc.*                                  10,800,000
  100,000       Kimco Realty Corp.                                     3,525,000
  150,000       Pierce Leahy Corp.*                                    3,075,000
                                                                     -----------
                                                                      30,581,000

RETAIL TRADE AND RESTAURANTS (9.96%)

  200,000       Kenneth Cole Productions, Inc. *                       3,212,500
  350,000       Mortons Restaurant Group, Inc.*                        7,087,500
  170,700       RDO Equipment Co.*                                     3,125,944
  275,000       Sotheby Holdings, Inc.                                 5,087,500
  142,500       West Marine, Inc.*                                     3,188,437
  160,000       Williams-Sonoma, Inc.*                                 6,700,000
                                                                     -----------
                                                                      28,401,881

TRANSPORTATION (2.12%)

  175,000       Budget Group, Inc.*                                    6,048,438
                                                                     -----------
TOTAL COMMON STOCKS
(Cost $264,085,905)                                                  274,207,131


CONTRACTS
---------

OPTIONS PURCHASED (0.48%)

MEDIA AND ENTERTAINMENT (0.48%)

      450       American Radio Systems Corp.
                   Call $45.00 4/18/1998                                 466,875

    1,000       American Radio Systems Corp.
                   Call $50.00 4/18/1998                                 562,500

    1,650       American Radio Systems Corp.
                   Call $53.41 3/31/1998                                 334,950
                                                                     -----------
TOTAL OPTIONS PURCHASED
(Cost $1,180,362)                                                      1,364,325


PRINCIPAL
AMOUNT
------------                                                       -------------

SHORT TERM MONEY MARKET INSTRUMENTS (3.60%)
10,265,000      American Express Credit Corp. 6.6% Due 01/02/98       10,265,000
                                                                   -------------

TOTAL SHORT TERM MONEY MARKET INSTRUMENTS
(Cost $10,265,000)                                                    10,265,000

TOTAL INVESTMENTS (100.20%)
(Cost $275,531,267)                                                  285,836,456
                                                                    ------------

OPTIONS WRITTEN (-0.12%)

    (1,650)     American Radio Systems Corp.
                     Put  $53.41 3/31/1998                              (351,037)
                                                                    ------------

TOTAL OPTIONS WRITTEN
 (Proceeds $343,200)                                                    (351,037)
                                                                    ------------

LIABILITIES LESS
CASH AND OTHER ASSETS                                                   (214,495)
                                                                    ------------

NET ASSETS (EQUIVALENT TO $10.31 PER
  SHARE BASED ON 27,664,373 SHARES OF
  BENEFICIAL INTEREST OUTSTANDING)                                  $285,270,924
                                                                    ============

         % Represents percentage of net assets
         * Non-income producing securities
        ** For Federal income tax purposes the cost basis is identical. Aggregate unrealized appreciation and depreciation of investments are $23,379,900 and $13,074,711, respectively.


BARON SMALL CAP FUND
STATEMENT OF ASSETS AND LIABILITIES
DECEMBER 31, 1997(UNAUDITED)


ASSETS:

   Investments in securities, at value (Cost $275,531,267)        $285,836,456
   Cash                                                                    584
   Dividends and interest receivable                                   132,398
   Receivable for securities sold                                    5,659,607
   Receivable for shares sold                                          832,634
   Unamortized organization costs (Note 1)                              28,951
                                                                  ------------
                                                                   292,490,630
                                                                  ------------


LIABILITIES:
   Options written (Proceeds $ 343,200)                                351,037
   Payable for securities purchased                                  6,718,245
   Accrued organization costs (Note 1)                                  28,951
   Accrued expenses and other payables (Note 3)                        121,473
                                                                   ------------
                                                                     7,219,706
                                                                   ------------
NET ASSETS                                                        $285,270,924
                                                                  ============

NET ASSETS CONSIST OF:
   Par value                                                          $276,644
   Paid-in capital in excess of par value                          277,344,815
   Accumulated net investment loss                                    (178,240)
   Accumulated net realized loss                                    (2,469,647)
   Net unrealized appreciation on investments                       10,297,352
                                                                  ------------
NET ASSETS                                                        $285,270,924
                                                                  ============

SHARES OF BENEFICIAL INTEREST OUTSTANDING
 ($.01 par value; indefinite shares authorized)                     27,664,373
                                                                  ============

NET ASSET VALUE PER SHARE                                               $10.31
                                                                  ============

        See Notes to Financial Statements.

BARON SMALL CAP FUND
STATEMENT OF OPERATIONS
FOR THE PERIOD OCTOBER 1, 1997(COMMENCEMENT OF OPERATIONS) TO
DECEMBER 31, 1997(UNAUDITED)


INVESTMENT INCOME:
        INCOME:
            Interest                                                    $528,012
            Dividends                                                    221,624
                                                                        --------
            TOTAL INCOME                                                 749,636
                                                                        --------

        EXPENSES:
            Investment advisory fees (Note 3)                            626,406
            Distribution fees (Note 3)                                   156,602
            Shareholder servicing agent fees                              41,860
            Custodian fees                                                18,875
            Amortization of organization costs (Note 1)                    1,524
            Registration and filing fees                                  63,578
            Trustee fees                                                   2,126
            Professional fees                                              7,500
            Reports to shareholders                                        8,250
            Insurance                                                        324
            Miscellaneous                                                    831
                                                                        --------
            TOTAL EXPENSES                                               927,876
                                                                        --------
            NET INVESTMENT LOSS                                         (178,240)
                                                                        --------

REALIZED AND UNREALIZED GAIN(LOSS) ON INVESTMENTS:
            Net realized loss on investments sold                     (2,469,647)
            Change in net unrealized appreciation
            of investments                                            10,297,352
                                                                      ----------

            Net gain on investments                                    7,827,705
                                                                      ----------

            Net increase in net assets resulting
            from operations                                           $7,649,465
                                                                      ==========

       See Notes to Financial Statements.

BARON SMALL CAP FUND
STATEMENT OF CHANGES IN NET ASSETS
(UNAUDITED)

                                                            FOR THE PERIOD
                                                            OCTOBER 1, 1997
                                                            (COMMENCEMENT
                                                            OF OPERATIONS) TO
                                                            DECEMBER 31, 1997
                                                           ---------------------
INCREASE (DECREASE) IN NET ASSETS:

OPERATIONS:
            Net investment loss                                        ($178,240)
            Net realized loss on investments sold                     (2,469,647)
            Net change in unrealized appreciation
              on investments                                          10,297,352
                                                                      ----------
               Increase in net assets resulting
                 from operations                                       7,649,465
                                                                      ----------

DIVIDENDS TO SHAREHOLDERS FROM:
            Net investment income                                              0
            Net realized gain on investments                                   0
                                                                      ----------
                                                                               0
                                                                      ----------

CAPITAL SHARE TRANSACTIONS:
            Proceeds from the sale of shares                         299,538,551
            Net asset value of shares issued in
              reinvestment of dividends                                        0
            Cost of shares redeemed                                  (21,917,092)
                                                                     -----------
             Increase in net assets derived from
               capital share transactions                            277,621,459
                                                                     -----------

            Net increase in net assets                               285,270,924

NET ASSETS:
            Beginning of period                                                0
                                                                     -----------
            End of period                                           $285,270,924
                                                                     ===========

UNDISTRIBUTED NET INVESTMENT LOSS AT END OF PERIOD                     ($178,240)
                                                                     ===========

SHARES OF BENEFICIAL INTEREST:
            Shares sold                                               29,870,458
            Shares redeemed                                           (2,206,085)
                                                                     -----------
            Net increase                                              27,664,373
                                                                     ===========

        See Notes to Financial Statements.

                              BARON SMALL CAP FUND

                         Notes to Financial Statements

(1) SIGNIFICANT ACCOUNTING POLICIES

     Baron Small Cap Fund (the "Fund") is registered under the Investment Company Act of 1940, as amended (the"1940 Act"), as a diversified, open-end management investment company. The Fund is one of three series offered through Baron Asset Fund (the Trust). The Trust was established on February 19,1987 as a Massachusetts business trust. The following is a summary of significant accounting policies followed by the Fund. The policies are in conformity with generally accepted accounting principles.

     (a)  SECURITY VALUATION

          Portfolio securities traded on any national stock exchange or quoted on the NASDAQ National Market System are valued on the basis of the last sale price on the date of valuation or, in the absence of any sale on that date, the last sale price on the date the security last traded. Other securities are valued at the mean of the most recent bid and asked prices if market quotations are readily available. Where market quotations are not readily available the securities are valued at their fair value as determined in good faith by the Board of Trustees, although the actual calculations may be done by others. Money market instruments held by the Fund with a remaining maturity of sixty days or less are valued at amortized cost, which approximates value.

     (b)  OPTION ACCOUNTING PRINCIPLES

          When the Fund writes an option, an amount equal to the premium received by the Fund is included in the Statement of Assets and Liabilities as an asset and a corresponding liability. The amount of the liability is subsequently mark-to-market to reflect the current value of the option written. The current value of a traded option is the last offering price, or in the absence of such price, fair value as determined in good faith by the Board. When an option expires, or the Fund enters into a closing purchase transaction, the Fund realizes a gain or loss and the liability related to such option will be extinguished. When an option is exercised, the Fund realizes a gain or loss from the sale of the underlying security and the proceeds of sale are increased by the premium originally received.

     (c)  RESTRICTED SECURITIES

          The Fund invests in securities which are restricted as to public sale in accordance with the Securities Act of 1933. Such assets are valued at fair value as determined in good faith by the Board of Trustees.

     (d)  SECURITIES TRANSACTIONS AND INVESTMENT INCOME

          Securities transactions are recorded on a trade date basis. Realized gain and loss from securities transactions are recorded on an identified cost basis for financial reporting and Federal income tax purposes. Dividend income is recognized on the ex-dividend date and interest income is recognized on an accrual basis.

     (e)  FEDERAL INCOME TAXES

          It is the Funds policy to continue to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, and to distribute all of its taxable income, including net realized capital gains, if any, to its shareholders. No Federal income tax provision is therefore required.

     (f)  EXPENSE ALLOCATION

          Expenses directly attributed to a Fund are charged to that Fund's operations; expenses which are applicable to all Funds are allocated on a basis deemed fair and equitable by the Trustees, usually on the basis of average net assets.

     (g)  ORGANIZATION COSTS

          Costs incurred in connection with the organization and initial registration of Baron Small Cap Fund have been deferred and are being amortized on a straight-line basis over a five-year period. Baron Capital, Inc.("BCI"), a wholly owned subsidiary of Baron Capital Group, Inc. ("BCG"), agreed to make advances for organization expenses incurred and will be reimbursed as the costs are amortized.

     (h)  DISTRIBUTIONS

          Income distributions and capital gains distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for net operating losses.

2)   PURCHASES  AND  SALES  OF   SECURITIES

     During the the period October 1,1997(Commencement of Operations) to December 31, 1997, purchases and sales of securities, other than short term securities, aggregated $299,563,967 and $33,008,447, respectively.

     Transactions   in   written   options   during   the   period   October  1,
     1997(Commencement of Operations) to December 31, 1997 were as follows:

                                               NUMBER OF CONTRACTS   PREMIUMS
                                               -------------------   ---------

     Options outstanding at October 1, 1997                      0          0
     Options written                                         1,650   $343,200
     Options outstanding at December 31, 1997                1,650   $343,200

(3) INVESTMENT ADVISORY FEES AND OTHER TRANSACTIONS WITH AFFILIATES

     (a)  INVESTMENT ADVISORY FEES

          BAMCO, Inc. (the "Adviser"), a wholly owned subsidiary of BCG serves as investment adviser to the Fund. As compensation for services rendered, the Adviser receives a fee payable monthly from the assets of the Fund equal to 1% per annum of each Fund's average daily net asset value. The Adviser has agreed that if the expenses (exclusive of interest, taxes, brokerage, extraordinary expenses and amounts paid by the Fund under the plan of distribution) of the Fund in any fiscal year exceed the limits prescribed by any state in which the Fund's shares are qualified for sale, the Adviser will reduce its fee by the amount of any such excess, up to the amount of the Adviser's fee.

     (b)  DISTRIBUTION FEES

          BCI is a registered broker dealer and the distributor of the shares of the Fund pursuant to a distribution plan under Rule 12b-1 of the 1940 Act. The distribution plan authorizes the Fund to pay BCI a distribution fee equal on an annual basis to 0.25% of the Funds' average daily net assets.

          Brokerage transactions for the Fund may be effected by or through BCI. During the period October 1, 1997(Commencement of Operations) to December 31, 1997, BCI earned $334,200 in brokerage commissions from Fund transactions.

     (c)  TRUSTEE  FEES

          Certain Trustees of the Trust may be deemed to be affiliated with or interested persons (as defined by the 1940 Act) of the Fund's Adviser or of BCI. None of the Trustees so affiliated received compensation for his services as a Trustee of the Trust. None of the Fund's officers received compensation from the Fund.


(4) FINANCIAL HIGHLIGHTS


BARON SMALL CAP FUND
Selected data for a share of beneficial interest outstanding:




                                                     1997*
                                                  --------
NET ASSET VALUE, BEGINNING OF PERIOD               $10.00
                                                  --------
INCOME FROM INVESTMENT OPERATIONS
Net investment loss                                 (0.01)
Net realized and unrealized gains
  on investments                                     0.32
                                                  --------
TOTAL FROM INVESTMENT OPERATIONS                     0.31
                                                  --------
LESS DISTRIBUTIONS
Dividends from net investment income                 0.00
Distributions from net realized gains                0.00
                                                  --------
TOTAL DISTRIBUTIONS                                  0.00
                                                  --------

NET ASSET VALUE, END OF PERIOD                     $10.31
                                                  ========

TOTAL RETURN                                          3.1%
                                                  --------
RATIOS/SUPPLEMENTAL DATA
Net assets ( in millions), end of period           $285.3
Ratio of expenses to average net assets               1.5%
Ratio of net investment income to
   average net assets                                 (.4%)
Portfolio turnover rate                              13.0%
Average per share commission rate paid            $0.0600
----------------------------------

* For the period October 1, 1997 (commencement of operations) to December 31, 1997.